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Exhibit (s)

POWER OF ATTORNEY

        We, the undersigned Trustees of the Reaves Utility Income Fund, a Delaware statutory trust (the "Trust"), do hereby severally constitute and appoint Traci A. Thelen with full power of substitution, and with full power to sign for him/her and in his/her name in the appropriate capacities, any Registration Statements on Form N-2 filed by the Trust, including any and all pre-effective and post-effective amendments to such registration statements and supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission, and hereby revoke any power of attorney previously granted in connection therewith.

        IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ W. Robert Alexander W. Robert Alexander	Trustee and Chairman	January 23, 2004
/s/ Mary K. Anstine Mary K. Anstine	Trustee	January 23, 2004
/s/ Edmund J. Burke Edmund J. Burke	Trustee	January 23, 2004
/s/ Michael F. Holland Michael F. Holland	Trustee	January 23, 2004
/s/ Robert E. Lee Robert E. Lee	Trustee	January 23, 2004
/s/ Everett L. Morris Everett L. Morris	Trustee	January 23, 2004
/s/ Larry W. Papasan Larry W. Papasan	Trustee	January 23, 2004

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POWER OF ATTORNEY